Exhibit 99.1

            Internet Capital Group Announces First Quarter Results;
                 Solid Revenue Growth, Improvement in Net Loss
            and Increased Ownership Levels Demonstrate Good Progress

    WAYNE, Pa.--(BUSINESS WIRE)--May 5, 2005--Internet Capital Group, Inc. (Nasdaq:ICGE) today reported its results for the first quarter ended March 31, 2005.

    First Quarter Highlights:

    -- Aggregate revenue of ICG's nine Core companies grew 20% from Q1 2004 to Q1 2005, including 10% growth for its three consolidated companies and 23% for the six equity method companies.

    -- Consolidated net loss decreased to ($3.1) million in Q1 2005 from ($123.8) million in Q1 2004, which for 2004 included material losses on debt-for-equity exchanges.

    -- ICG increased ownership in StarCite and Investor Force to 53% and 54%, respectively.

    "We are pleased with the progress we made in the first quarter of 2005, particularly with the revenue growth of our nine Core companies," said Walter Buckley, ICG's Chairman and Chief Executive Officer. "Among our key goals for 2005 are revenue growth, earnings improvement and increased ownership stakes in some of our existing partner companies. Specifically, we expect to see between 15% and 20% aggregate revenue growth for the Core companies in 2005."

    ICG Financial Results

    During the quarter ICG increased its ownership in StarCite and Investor Force and began consolidating Investor Force, having obtained voting control. The other consolidated companies are CommerceQuest and ICG Commerce. In addition, as part of an annual review of the Core category composition, eCredit was removed from the category. The remaining six of ICG's Core companies that are accounted for under the equity method include CreditTrade, Freeborders, GoIndustry, LinkShare, Marketron and StarCite.
    ICG reported consolidated revenue of $14.4 million for the first quarter of 2005 versus $12.1 million for the 2004 period, in which it had two consolidated companies. ICG's six Core equity method companies grew revenue to $47.9 million in the first quarter of 2005 from $38.9 million in the first quarter of 2004.
    ICG reported a net loss of $(3.1) million, or $(0.08) per share, for the first quarter of 2005 versus a net loss of $(123.8) million, or $(3.89) per share, for the 2004 period. Results for the first quarter of 2005 include $5.1 million in net gains primarily related to our sales of marketable securities compared to ($114.4) million in net charges in the 2004 period principally related to losses on debt-for-equity exchanges and gains related to dispositions.
    ICG's corporate cash and short-term investment balance at March 31, 2005 was $64.7 million and the value of its marketable securities was $53.4 million.

    ICG will host a webcast at 10:00 a.m. ET today to discuss results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investors/presentations and click on the link for the first quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 877-407-8035. The international dial in number is 201-689-8035.
    For those unable to participate in the conference call, a replay will be available beginning May 5, 2005 at 11:00 a.m. until May 12, 2005 at 11:59 p.m. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international) and enter the account code, 286, followed by the conference ID number 148944. The replay and slide presentation can also be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investors/presentations.

    About Internet Capital Group

    Internet Capital Group (www.internetcapital.com) builds and owns Internet software and services companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies that are delivering software and service applications to customers worldwide.

    Safe Harbor Statement under Private Securities Litigation Reform
Act of 1995

    The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in additional partner companies, the effect of economic conditions generally, capital spending by customers and development of the e-commerce and information technology markets, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

                     Internet Capital Group, Inc.
                 Consolidated Statements of Operations
                (In thousands, except per share data)


                                                Three Months Ended
                                                     March 31,
                                            --------------------------
                                                2005          2004
                                            --------------------------

Revenue                                     $    14,415   $    12,146

Operating Expenses
   Cost of revenue                                8,037         7,434
   Selling, general and administrative           10,698         8,876
   Research and development                       3,223         2,495
   Amortization of intangibles                      589           786
   Impairment related and other                      18           653
                                            --------------------------
      Total operating expenses                   22,565        20,244
                                            --------------------------
                                                 (8,150)       (8,098)

Other income (loss), net                          5,086      (113,739)
Interest income                                     488           227
Interest expense                                   (910)       (1,630)
                                            --------------------------
Loss before minority interest and equity
 loss                                            (3,486)     (123,240)

Minority interest                                   843           630
Equity loss                                        (475)       (1,185)
                                            --------------------------
Net loss                                    $    (3,118)  $  (123,795)
                                            ==========================

Basic and diluted loss per share            $     (0.08)  $     (3.89)
                                            ==========================

Shares used in computation of basic and
 diluted loss per share                          37,012        31,853
                                            ==========================


                     Internet Capital Group, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)


                                              March 31,   December 31,
                                                2005         2004
                                            ------------  ------------

ASSETS
   Cash, cash equivalents and short-term
    investments                             $    86,300   $    90,525
   Other current assets                          25,627        23,921
                                            ------------  ------------
      Total current assets                      111,927       114,446
   Marketable securities                         53,424        54,082
   Fixed assets, net                              2,261         2,185
   Ownership interests in Partner Companies      49,762        49,794
   Goodwill                                      47,678        45,196
   Intangibles, net                               4,172         4,705
   Other assets                                   6,732         7,198
                                            ------------  ------------
      Total Assets                          $   275,956   $   277,606
                                            ============  ============


LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities                      $    37,981   $    37,628
   Senior convertible notes                      60,000        60,000
   Minority interest and other liabilities       16,102        14,871
                                            ------------  ------------
      Total Liabilities                         114,083       112,499
   Stockholders' equity                         161,873       165,107
                                            ------------  ------------
      Total Liabilities and Stockholders'
       Equity                               $   275,956   $   277,606
                                            ============  ============


Internet Capital Group
----------------------------------------------------------------------
Q1 2004 - Q1 2005 Supplemental Analysis ($ in thousands)


                                              Three Months Ended
                                         -----------------------------
                                          Mar 31,   Jun 30,   Sep 30,
                                           2004      2004      2004
                                         --------- --------- ---------

Partner Company
 Information: (1)
 Consolidated Core
  Companies
  (Ownership %):
                    Revenue              $ 13,146  $ 13,508  $ 13,737
                    Expenses other than
                     interest, taxes,
  CommerceQuest,     depreciation and
   Inc. (87%)        amortization         (16,886)  (16,417)  (16,351)
                                         --------- --------- ---------
  ICG Commerce
   Holdings, Inc.
   (76%)            EBITDA                 (3,740)   (2,909)   (2,614)
  Investor Force
   Holdings, Inc.
   (54%)              Interest               (127)        6        73
                      Taxes                    (2)       (2)       (1)
                      Depreciation/
                       Amortization        (1,402)   (1,264)   (1,144)
                                         --------- --------- ---------
                    Net income/(loss)    $ (5,271) $ (4,169) $ (3,686)
                                         --------- --------- ---------
                    ICG's Share          $ (3,622) $ (2,335) $ (2,595)

 Equity Method Core
  Companies
  (Ownership %):
                    Revenue              $ 38,921  $ 39,257  $ 39,472
                    Expenses other than
                     interest, taxes,
  CreditTrade Inc.   depreciation and
   (30%)             amortization         (34,215)  (36,365)  (38,006)
                                         --------- --------- ---------
  Freeborders, Inc.
   (48%)            EBITDA               $  4,706  $  2,892  $  1,466
  GoIndustry AG
   (54%)              Interest               (201)     (377)     (343)
  LinkShare
   Corporation
   (40%)              Taxes                (1,515)     (828)     (711)
  Marketron
   International,     Depreciation/
   Inc. (38%)          Amortization        (2,220)   (2,502)   (2,619)
                                         --------- --------- ---------
  StarCite, Inc.
   (53%)            Net loss             $    770  $   (815) $ (2,207)
                                         --------- --------- ---------
                    ICG's Share          $   (367) $   (692) $ (1,245)

 Equity Method
  Other Companies
  (Ownership %):
                    Revenue              $  5,686  $  5,372  $  5,077
                    Expenses other than
                     interest, taxes,
                     depreciation and
                     amortization          (6,469)   (6,614)   (6,928)
                                         --------- --------- ---------
  ComputerJobs.com,
   Inc. (46%)       EBITDA               $   (783) $ (1,242) $ (1,851)
  Co-nect Inc.(36%)   Interest                (89)      (77)      (49)
  eCredit.com, Inc.
   (31%)              Taxes                   (19)      (25)        -
                      Depreciation/
                       Amortization          (278)     (272)     (304)
                                         --------- --------- ---------
                    Net loss             $ (1,169) $ (1,616) $ (2,204)
                                         --------- --------- ---------
                    ICG's Share          $    (39) $   (722) $   (478)


                                                   Three Months Ended
                                                   -------------------
                                                    Dec 31,   Mar 31,
                                                     2004      2005
                                                   --------- ---------

Partner Company
 Information: (1)
 Consolidated Core
  Companies
  (Ownership %):
                    Revenue                        $ 15,934  $ 14,415
                    Expenses other than
                     interest, taxes,
  CommerceQuest,     depreciation and
   Inc. (87%)        amortization                   (15,378)  (18,146)
                                                   --------- ---------
  ICG Commerce
   Holdings, Inc.
   (76%)            EBITDA                              556    (3,731)
  Investor Force
   Holdings, Inc.
   (54%)              Interest                           85        25
                      Taxes                               2         -
                      Depreciation/
                       Amortization                    (836)     (896)
                                                   --------- ---------
                    Net income/(loss)              $   (193) $ (4,602)
                                                   --------- ---------
                    ICG's Share                    $    949  $ (3,809)

 Equity Method Core
  Companies
  (Ownership %):
                    Revenue                        $ 41,159  $ 47,900
                    Expenses other than
                     interest, taxes,
  CreditTrade Inc.   depreciation and
   (30%)             amortization                   (39,294)  (43,695)
                                                   --------- ---------
  Freeborders, Inc.
   (48%)            EBITDA                         $  1,865  $  4,205
  GoIndustry AG
   (54%)              Interest                         (276)     (180)
  LinkShare
   Corporation
   (40%)              Taxes                          (1,499)   (2,165)
  Marketron
   International,     Depreciation/
   Inc. (38%)          Amortization                  (2,910)   (1,891)
                                                   --------- ---------
  StarCite, Inc.
   (53%)            Net loss                       $ (2,820) $    (31)
                                                   --------- ---------
                    ICG's Share                    $ (1,196) $   (422)

 Equity Method
  Other Companies
  (Ownership %):
                    Revenue                        $  5,471  $  5,600
                    Expenses other than
                     interest, taxes,
                     depreciation and
                     amortization                    (6,928)   (7,484)
                                                  ---------- ---------
  ComputerJobs.com, EBITDA
   Inc. (46%)                                      $ (1,457) $ (1,884)
  Co-nect Inc.(36%)   Interest                          (83)      (45)
  eCredit.com, Inc.
   (31%)              Taxes                               -        (5)
                      Depreciation/
                       Amortization                    (284)     (267)
                                                   --------- ---------
                    Net loss                       $ (1,824) $ (2,201)
                                                   --------- ---------
                    ICG's Share                    $    (42) $    (53)


Reconciliation to GAAP results
----------------------------------------------------------------------

                                   Three Months Ended
                   ---------------------------------------------------
                    Mar 31,    Jun 30,   Sep 30,   Dec 31,   Mar 31,
                      2004      2004      2004      2004       2005
                   ---------- --------- --------- --------- ----------
ICG's share of
 results of:
Core consolidated
 companies         $  (3,622) $ (2,335) $ (2,595) $    949  $  (3,809)
Core equity method
 companies              (367)     (692)   (1,245)   (1,196)      (422)
Other equity
 method companies        (39)     (722)     (478)      (42)       (53)
Public equity
 method companies       (436)        -         -         -          -
Disposed equity
 method companies       (343)     (211)     (122)        -          -
                   ---------- --------- --------- --------- ----------
                      (4,807)   (3,960)   (4,440)     (289)    (4,284)
                   ---------- --------- --------- --------- ----------
Corporate general
 and
 administrative       (3,343)   (3,006)   (3,863)   (3,763)    (3,574)
Corporate
 interest, net        (1,268)   (1,231)     (559)     (537)      (447)
Other
 income(loss)/
 restructuring/
 impairments        (114,377)    3,344     1,753     2,029      5,187
Income (loss) on
 discontinued
 operations                -     3,000         -         -          -
                   ---------- --------- --------- --------- ----------
   Consolidated
    net loss       $(123,795) $ (1,853) $ (7,109) $ (2,560) $  (3,118)
                   ========== ========= ========= ========= ==========
----------------------------------------------------------------------

(1) ICG provides EBITDA information for its private Core companies. ICG does not own its Core companies in their entirety and, therefore, information regarding EBITDA or revenue of these companies should be considered in this context. EBITDA means earnings (losses) before interest, tax, depreciation and amortization. Although EBITDA does not measure financial performance under GAAP, it is a commonly used metric that management utilizes in its analysis of the operating results of its Core companies. ICG presents EBITDA information here to enhance understanding of its partner company results. A reconciliation of private Core company EBITDA figures to GAAP net income is set forth below.


INTERNET CAPITAL GROUP, INC.

March 31, 2005

Description of Terms for Consolidated Statements of Operations and Supplemental Information - Consolidated Statements of Operations

    Consolidated Statements of Operations

    Effect of Various Accounting Methods on our Results of Operations

    The various interests that the Company acquires in its partner companies are accounted for under three methods: consolidation, equity method and cost method. The effect of a partner company's net results of operations on the Company's net results of operations is generally the same under either the consolidation method of accounting or the equity method of accounting, because under each of these methods only our share of the earnings or losses of a partner company is reflected in its net results of operations in the Consolidated Statements of Operations. The applicable accounting method is generally determined based on the Company's voting interest in a partner company.

    Consolidation. Partner companies in which the Company directly or indirectly possesses voting control or those where the Company has effective control, and for which other shareholders do not possess the right to participate in significant management decisions are generally accounted for under the consolidation method of accounting. Under this method, a partner company's accounts (revenue, cost of revenue, selling, general and administrative, research and development, impairment related and other, amortization of intangibles, other income (loss) and interest income/expense) are reflected within the Company's Consolidated Statements of Operations. Participation of other partner company stockholders in the earnings or losses of a consolidated partner company is reflected in the caption "Minority interest" in the Company's Consolidated Statements of Operations. Minority interest adjusts the Company's consolidated net results of operations to reflect only its share of the earnings or losses of the consolidated partner company. As of March 31, 2005, the Company accounted for 3 of its partner companies under this method.

    Equity Method. Partner companies whose results the Company does not consolidate, but over whom it exercises significant influence, are generally accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors including, among others, representation on the partner company's board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the partner company, including voting rights associated with the Company's holdings in common, preferred and other convertible instruments in the partner company. Under the equity method of accounting, a partner company's accounts are not reflected within the Company's Consolidated Statements of Operations; however, its share of the earnings or losses of the partner company is reflected in the caption "Equity Loss" in the Consolidated Statements of Operations. As of March 31, 2005, the Company accounted for 9 of its partner companies under this method.

    Cost Method. Partner companies not accounted for under either the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company's share of the earnings or losses of these companies is not included in the Company's Consolidated Statements of Operations. As of March 31, 2005, the Company accounted for 12 of its partner companies under this method.

    Q4 2004 Results of Operations

    The fourth quarter of 2004 results of operations for the Company's two consolidated companies were positively impacted by $2.7 million of accrual reversals for liabilities that were settled for less than originally estimated. Also, the fourth quarter of 2004 results of operations for the Company's eight equity method companies were negatively impacted by $2.8 million of capitalized software write-offs. After adjusting for our share of these items, our fourth quarter net loss was reduced by approximately $1.2 million.

    Supplemental Information - Consolidated Statements of Operations

    ICG's share of net loss of Core, Other Holdings and disposed
Partner Companies

    Represents ICG's share of the net loss of Core, Other Holdings and disposed Partner Companies accounted for under the consolidated and equity method of accounting.

    Corporate Expenses and Interest Expense, net

    General and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group. Stock-based compensation is included and primarily consists of non-cash charges related to certain compensation arrangements.
    Interest expense relates primarily to the interest expense on the Company's outstanding 5% senior convertible notes due April 2009
(2005) and redeemed 5.5 % convertible notes (2004).

    Debt for equity exchange expense

    During the three months ended March 31, 2004, the Company, in a number of transactions, exchanged $134.8 million of its 5.5 % convertible notes in exchange for 15.9 million shares of common stock. Under Statement of Financial Accounting Standards No. 84, "Induced Conversions of Convertible Debt", the Company is required to record a non-cash accounting expense equal to the fair value of shares issued in excess of the fair value of shares issuable pursuant to the original conversion terms. Such expense is calculated as follows:


                                                   Q1 '04
                                                (in millions)
Bonds repurchased                               $      134.8
                                                -------------
Shares issued for debt exchanges                        15.9
                                                -------------
Fair value of shares issued                     $      133.3
Fair value of shares issuable -original terms   $       (0.4)
Accrued interest                                $       (0.8)
Debt issue costs expensed                                0.5
                                                -------------
Net expense recorded                            $      132.6
                                                -------------

    Gain (losses) on Partner Company dispositions

    Other income (loss), net for the three months ended March 31, 2005 consists of gains of $4.3 million related to the sale of marketable securities, $0.5 million related to the Company's Partner Company warrants accounted for in accordance with SFAS 133 and $0.3 million of gains related to prior Partner Company dispositions/other.
    Other income (loss), net for the three months ended March 31, 2004 consists primarily of the aforementioned loss on the debt for equity exchanges of $132.6 million and gains of $19.0 million as the Company disposed of the majority of its holdings in eMerge Interactive and all of its holdings in Onvia.com.

    CONTACT: Internet Capital Group, Inc.
             Investor Inquiries:
             Karen Greene, 610-727-6900
             IR@internetcapital.com